Exhibit 10.3

LIGHTPATH TECHNOLOGIES, INC.

2018 STOCK AND INCENTIVE COMPENSATION PLAN (“PLAN”)

Stock Option Award Agreement

This STOCK OPTION AWARD AGREEMENT (the “Agreement”) is entered into as of the Grant Date specified in Section A by and between LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and the UNDERSIGNED OPTIONEE (“Optionee”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

A.    NOTICE OF STOCK OPTION GRANT

Optionee: [Name]

The Optionee has been granted an Option to purchase Common Shares of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Date	March 23, 2026
Exercise Price per Share	$10.53
Total Number of Shares	[NUMBER OF SHARES]
Type of Option [choose one]	___ Incentive Stock Option _X_ Nonqualified Stock Option
Expiration Date	March 23, 2036

B.    TERMS OF OPTION

1.    Vesting. Subject to accelerated vesting as may be set forth in the Plan or otherwise be determined by the Company, this Option will be exercisable, in whole or in part, in accordance with the following:

(a)    The Shares covered by this Option shall vest based upon the satisfaction of the annual revenue and adjusted EBITDA growth targets below over the [__]-year performance period following the Grant Date. For the avoidance of doubt, the satisfaction of a tier of revenue and adjusted EBITDA growth targets shall result in the vesting of all Shares covered by this Option up through and including the performance tier that was satisfied.

Revenue Target	Adjusted EBITDA Growth Target	Aggregate Vested Shares
$[___]	[__]%	[__]
$[___]	[__]%	[__]
$[___]	[__]%	[__]
[$[___]	[__]%	[__]]

For purposes of this Agreement, the Company’s gross revenue shall be taken into account, excluding any increases in revenue that relate solely to an increase in the Company’s revenue on account of the “Base Revenue” (as defined below) attributable to an entity that is acquired by the Company and whose revenue is consolidated into the Company’s financial statements from the date of acquisition. Notwithstanding the last sentence, additional revenue generated by the acquired entity following the date of acquisition in excess of its Base Revenue shall be taken into account for purposes of the revenue targets under this Agreement. For example, if the Company completes an acquisition of an entity with Base Revenue of $22,000,000 and post-acquisition aggregate revenue of $30,000,000 in the first year following acquisition and $40,000,000 in the second year following acquisition, $8,000,000 and $12,000,000, respectively, of such revenue shall be taken into account for purposes of the vesting requirements set forth herein. For purposes of this Agreement, the term “Base Revenue” shall mean the gross revenue generated by the acquired entity over the 12-month period immediately preceding the effective date of its acquisition by the Company.

(b)    [RESERVED]

2.    Exercise of Option.

(a)    Right to Exercise. This Option shall be exercisable during its term in accordance with the applicable provisions of the Plan and this Agreement.

(b)    Method of Exercise. This Option shall be exercisable by delivery of an exercise notice (the “Exercise Notice”), in the form provided by the Company, which shall state (i) the Optionee’s election to exercise the Option; (ii) the number of Shares with respect to which the Option is being exercised; and (iii) such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

(c)    Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee, subject to approval by the Administrator:

(i)    cash or check;

(ii)    consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

(iii)    surrender of other Shares that, (A) in the case of Shares acquired from the Company, either directly or indirectly, have been owned by the Optionee, and not subject to a substantial risk of forfeiture, for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised Shares;

(iv)    delivery of an irrevocable and unconditional undertaking by a creditworthy broker (or written instructions from the Optionee to such a broker) to deliver promptly to the Company sufficient funds to pay the aggregate Exercise Price and any required tax withholding; or

(v)    delivery of such other lawful consideration as the Administrator may permit in its sole discretion.

(d)    Issuance of Shares.

(i)    No Shares shall be issued pursuant to the exercise of an Option unless (i) such issuance and such exercise comply with Applicable Law; and (ii) to the extent requested by the Company, the Optionee enters into, executes, and delivers any and all buy-sell, purchase option, shareholder, and other agreements regarding the disposition of the Shares held by the Optionee and the purchase of such Shares by the Company, as the Company shall determine to be necessary or appropriate in its sole discretion. Assuming compliance with the forgoing the Shares shall be considered transferred to the Optionee for income tax purposes on the date on which the Option is exercised with respect to such Shares.

(ii)    Each exercise of this Option shall, at the election of the Administrator, be contingent upon receipt by the Company from the holder of this Option of such written representations concerning his or her intentions with regard to retention or disposition of the Shares being acquired by exercise of this Option and/or such written covenants and agreements as to the manner of disposal of such Shares as, in the opinion of the Company, may be necessary to ensure that any disposition by such holder will not involve a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. This Option shall be subject to the requirement that if at any time the Company shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to this Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of the issuance or delivery of Shares hereunder, this Option may not be exercised unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

(e)    Exercise Period. In no event may the Optionee exercise this Option after the Expiration Date. Notwithstanding anything to the contrary in the Plan, and subject to the vesting restrictions set forth in Section B.1 of this Agreement, this Option shall be exercisable for ten (10) years following the Grant Date. Notwithstanding the last sentence, upon the Optionee’s Termination of Employment, the Option, to the extent then vested, must be exercised within the period set forth under Section 13(c) of the Plan, as applicable. In the event the Option is a Nonqualified Stock Option, the Administrator may extend the otherwise applicable exercise period to a date that is not later than the Expiration Date to the extent such extension is permitted by Applicable Law and does not result in the Option being treated as a new Award under the Plan. Any portion of this Option that remains unexercised at the end of the applicable exercise period shall be forfeited.

C.    AGREEMENT

1.    Grant of Option. Pursuant to the Plan, the Company hereby grants to the Optionee, an Option to purchase, from the Company, for the Exercise Price set forth above, Common Shares of the Company. This Option is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

2.    Type of Option. If designated in Part I as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Code Section 422. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonqualified Stock Option.

3.    Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Law.

4.    Rights as Shareholder. Neither the Optionee nor his or her guardian or legal representatives shall be a shareholder of the Company or have any of the rights or privileges of a shareholder of the Company in respect of any of the Shares deliverable upon the exercise of this Option unless and until certificates representing such Shares shall have been issued and delivered to the Optionee or his or her guardian or legal representative.

5.    Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

6.    Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

7.    Tax Obligations. The Optionee agrees to make appropriate arrangements with the Company (or the Affiliate employing or retaining the Optionee) for the satisfaction of all federal, state, local, and foreign income and employment tax withholding requirements applicable to the Option exercise. The Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

8.    Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and, except as provided under the Plan, may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. This Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

9.    No Guarantee of Continued Service. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR SERVICE PROVIDER FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE OR SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof and hereby accepts this Agreement subject to all of the terms and provisions thereof. The Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan and this Agreement. The Optionee hereby agrees to accept, as binding, conclusive, and final, all decisions or interpretations of the Company upon any questions arising under the Plan or this Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated herein.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Optionee has executed this Agreement, all as of the Date of Grant.

LIGHPATH TECHNOLOGIES, INC.,          a Delaware corporation

By: _______________________________________

Name:

Title:

OPTIONEE

By: ________________________________________

Name: [NAME]